CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 17, 1999, relating to the financial statements and financial highlights which appear in the September 30, 1999 Baron Asset Fund Annual Report (comprising, respectively, Baron Asset Fund, Baron Growth Fund (formerly Baron Growth & Income Fund) and Baron Small Cap
Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.



                                      /s/  PricewaterhouseCoopers LLP
                                     --------------------------------
                                           PricewaterhouseCoopers LLP


New York, NY
January 7, 2000